Exhibit 99.1
SUPERIOR BANK CLOSED BY OTS; FDIC APPOINTED RECEIVER;
NASDAQ HALTS TRADING.
BIRMINGHAM, ALABAMA — April 18, 2011: Superior Bancorp (the “Corporation”) (NASDAQ: SUPR) today announced that the Office of Thrift Supervision (the “OTS”) closed its subsidiary bank, Superior Bank (the “Bank”) on April 15, 2011, and appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver. The Corporation is no longer the parent of Superior Bank.
     In a virtually simultaneous transaction, Superior Bank, N.A. acquired the operations and deposits and purchased essentially all of the assets of the Bank in a loss-share transaction facilitated by the FDIC and will continue to operate the Bank, according to the FDIC in a press release. The depositors of Superior Bank will automatically become depositors of Superior Bank, N.A. for the full amount of their deposits, and they will continue to have uninterrupted access to their deposits. Customers who have questions about the foregoing matters, or who would like additional information about the closure of the Bank, can visit the FDIC’s website located at http://www.fdic.gov/bank/individual/failed/superior_al.html, or call the FDIC toll-free at 1-800-640-2538.
     The Corporation also announced that it received a letter on April 18, 2011 from the NASDAQ Stock Market (“NASDAQ”) indicating that in accordance with Listing Rules 5101, 5110(b) and IM-5101-1, the Corporation’s shares will be delisted from NASDAQ. The delisting is a result of closure of its wholly-owned subsidiary and principal asset, the Bank, by the Office of Thrift Supervision, and the appointment of the FDIC as received of the Bank.
     The Corporation does not intend to appeal NASDAQ’s decision to delist its common stock.
     In accordance with this process, trading in the Corporation’s common stock will be suspended at the opening of business on April 27, 2011. Trading in the Corporation’s common stock was halted by NASDAQ on April 15, 2011. No resumption in trading is expected.

     As a result of the Bank’s receivership, the Corporation is evaluating its alternatives for winding down the affairs of the Corporation, including the possibility of filing a voluntary petition seeking relief under Chapter 7 of Title 11 of the United States Code.
ABOUT SUPERIOR BANCORP
Superior Bancorp was a $3.0 billion thrift holding company headquartered in Birmingham. The principal subsidiary of Superior Bancorp was Superior Bank, a southeastern community bank that had 73 branches, with 45 locations throughout the state of Alabama and 28 locations in Florida. Superior Bank also operated 23 consumer finance offices in North Alabama as 1st Community Credit and Superior Financial Services.
The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. Some of the disclosures in this release, including any statements preceded by, followed by or which include the words “may,” “could,” “should,” “will,” “would,” “hope,” “might,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “assume” or similar expressions constitute forward-looking statements. These forward-looking statements, implicitly and explicitly, include the assumptions underlying the statements and other information with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business.
If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this report. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We do not intend to update our forward-looking information and statements, whether written or oral, to reflect changes. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.
COMPANY CONTACT:
James A. White, Chief Financial Officer (205) 327-3656.